Exhibit 10.4

EXECUTION

PLEDGE AND SECURITY AGREEMENT
(Mezzanine Loan)

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of September 30, 2015 by ARC NY1440BWY1 MEZZ, LLC, a Delaware limited liability company (“Borrower”), in favor of PARAMOUNT GROUP FUND VIII 1440 BROADWAY MEZZ LP, a Delaware limited partnership (together with its successors and permitted assigns, “Lender”).

RECITALS

A.           WHEREAS, on the date hereof, Lender has made a loan to Borrower in the amount of $40,000,000 (the “Mezzanine Loan”) pursuant to the terms of that certain Mezzanine Loan Agreement of even date herewith by and between Lender and Borrower (as amended, modified, supplemented or replaced from time to time, the “Mezzanine Loan Agreement”).

B.           WHEREAS, ARC NY1440BWY1, LLC, a Delaware limited liability company (“Issuer”), is the owner of certain parcels of real property more particularly described in the Mezzanine Loan Agreement.

C.           WHEREAS, Issuer was formed as a Delaware limited liability company and is governed by the terms and provisions of that certain Amended and Restated Limited Liability Company Agreement, dated as of the date hereof (as amended, modified, supplemented or restated in accordance with the terms of the Mezzanine Loan Agreement, the “Formation Agreement”).

D.           WHEREAS, Borrower is the legal and beneficial owner of 100% of the issued and outstanding membership interests in Issuer.

F.           WHEREAS, Lender is unwilling to make the Mezzanine Loan unless Borrower enters into this Agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Capitalized Terms. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Mezzanine Loan Agreement and, for the purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Article 8 Matter” means any action, decision, determination or election by Issuer, Borrower or any of their members that their membership interests or other equity interests, as applicable, be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code, and all other matters related to any such action, decision, determination or election.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, modified, succeeded or replaced, from time to time.

“Distributions” means all distributions (whether in cash or in kind) in respect of the Equity Interests and all interest in respect of, and all proceeds of, any instrument or interest constituting part of the Pledged Collateral, of whatever kind or description, real or personal, whether in the ordinary course or in partial or total liquidation or dissolution, or any recapitalization, reclassification of capital, or reorganization or reduction of capital, or otherwise.

“Equity Interests” means all limited liability company membership interests or other equity interests of, and all other right, title and interest now owned or hereafter acquired by, Borrower in and to Issuer, including the interests described on Schedule 1 attached hereto.

“Event of Default” shall have the meaning ascribed thereto in the Mezzanine Loan Agreement.

“General Intangibles” shall have the meaning ascribed thereto in Article 9 of the UCC.

“No-Action Letters” means various No-Action Letters issued by the SEC staff as described in Section 13(b) below.

“Obligations” means Borrower’s obligations provided in the Mezzanine Loan Agreement, the Mezzanine Note and the other Mezzanine Loan Documents to pay the Indebtedness payable to Lender in respect of the Mezzanine Loan thereunder, and to perform and observe all of the terms, covenants and provisions of each of the Mezzanine Loan Documents, including the payment of interest that, but for the commencement of a case under the Bankruptcy Code, would accrue on such Indebtedness.

“Pledged Collateral” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, under and to (i) the Formation Agreement and the Equity Interests, including, without limitation, Borrower’s share of the profits, losses and capital of Issuer, and all Voting Rights, claims, powers, privileges, benefits, options or rights of any nature whatsoever which currently exist or may be issued or granted by Issuer to Borrower, and all instruments, whether heretofore or hereafter acquired, evidencing such rights and interests, (ii) all Distributions, (iii) all General Intangibles relating to the foregoing, (iv) the proceeds (including claims against third parties), products and accessions of the foregoing, (v) all replacements and substitutions of the foregoing, (vi) all books and records (including computerized records, software and disks) relating to any of the foregoing, (vii) all other rights appurtenant to the property described in foregoing clauses (i) through (vi), and (viii) any stock certificates, share certificates, limited liability company certificates, partnership certificates or other certificates or instruments evidencing the foregoing.

“SEC” means the United States Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

“Security Interest” shall have the meaning ascribed thereto in Section 2 hereof.

“Securities Laws” means the Securities Act and applicable state securities laws.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Voting Rights” means all of Borrower’s rights under the Formation Agreement to vote and give approvals, consents, decisions and directions and exercise any other similar right with respect to the Pledged Collateral.

Section 2.          Pledge. Borrower hereby grants, pledges, hypothecates, transfers and assigns to Lender a first priority security interest in and lien on the Pledged Collateral and in all proceeds thereof (the “Security Interest”) as collateral security for the prompt and complete repayment and performance when due (whether at the stated maturity or otherwise) of the Obligations. No filing or other action is or will be necessary to perfect such security interest of Lender in the Equity Interests that are represented by a certificate, except for delivery to Lender of the certificates evidencing the Equity Interests endorsed in blank or accompanied by appropriate powers duly endorsed in blank. The security interest of Lender granted pursuant to this Section 2 in any of the Pledged Collateral that is not represented by a certificate, if any, shall be perfected by the filing of a financing statement or statements as hereinafter provided.

Section 3.          Distributions. Except during the continuance of an Event of Default, Borrower shall have the right to receive Distributions in respect of the Pledged Collateral. Borrower hereby irrevocably authorizes and directs Issuer, upon the occurrence and during the continuance of an Event of Default under the Mezzanine Loan Agreement and subject to the provisions of the Mezzanine Loan Agreement, to distribute, transfer, pay and deliver directly to Lender, and not to Borrower, in accordance with that certain Consent of Issuer attached hereto as Exhibit A and made a part hereof (the “Consent”), any and all Distributions at such time and in such manner as such Distributions would otherwise be distributed, transferred, paid and delivered to Borrower, for application in accordance with the Mezzanine Loan Agreement. If, during the continuance of an Event of Default under the Mezzanine Loan Agreement, Borrower receives any Distributions, Borrower shall accept the same as Lender’s agent and hold the same in trust on behalf of and for the benefit of Lender and shall promptly deliver the same forthwith to Lender for application in accordance with the Mezzanine Loan Agreement, together with appropriate forms of assignment, UCC financing statements, and other appropriate instruments, if necessary, indicating the Security Interests of Lender in and to such Distribution. Borrower authorizes and directs Lender to apply any Distributions received by Lender in the manner described in the Mezzanine Loan Agreement.

Section 4.          Voting Rights.

(a)          Borrower hereby collaterally assigns the Voting Rights to Lender, subject to the terms and provisions of this Agreement and the other Mezzanine Loan Documents.

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(b)          Except during the continuance of an Event of Default, Borrower may exercise the Voting Rights, provided that Borrower shall not exercise the Voting Rights in a manner which would result in a violation of any provision of this Agreement, the Mezzanine Loan Agreement or any other Mezzanine Loan Document. Upon the occurrence and during the continuance of an Event of Default, all rights of Borrower to exercise the Voting Rights shall cease and Lender shall have the right to exercise, in person or by its nominees or proxies, all Voting Rights assigned to it hereunder and Lender shall exercise such Voting Rights in such manner as Lender in its sole discretion shall deem to be in Lender’s best interests (subject to the terms of this Agreement and the other Mezzanine Loan Documents and also provided that Lender shall be liable for its gross negligence, bad faith and willful misconduct pursuant to Section 15(a)). Upon the occurrence and during the continuance of an Event of Default, Borrower shall effect the directions of Lender in connection with any such exercise in accordance with this Agreement.

(c)          In connection with Lender’s exercise of the Voting Rights, Borrower shall cause Issuer to rely on a notice from Lender stating that an Event of Default has occurred and is continuing under the Mezzanine Loan Agreement or any other Mezzanine Loan Document, in which event no further direction from Borrower shall be required to effect the assignment of Voting Rights hereunder from Borrower to Lender, and Issuer shall immediately permit Lender to exercise all of the Voting Rights in respect of the business and affairs of Issuer. If the applicable Event of Default is no longer continuing, Borrower shall again automatically have all of the rights to exercise the Voting Rights and Lender promptly shall so notify Borrower and Issuer in writing in confirmation thereof.

(d)          Borrower acknowledges that, except for this Agreement and the other Mezzanine Loan Documents, the Formation Agreement and related organizational documents, it has not entered into, and it is not bound by the terms of, any agreement or understanding, whether oral or written, with respect to the purchase, sale, transfer or voting of any Voting Rights.

Section 5.          Termination of Agreement. Immediately upon payment in full of all of the Obligations in accordance with the terms of the Mezzanine Loan Agreement and the other Mezzanine Loan Documents, this Agreement and all of Lender’s rights under this Agreement automatically shall immediately cease, terminate and be of no further force or effect. Thereafter, upon the request of Borrower and at Borrower’s sole cost and expense, Lender shall deliver to Borrower, without any representations, warranties or recourse of any kind whatsoever, such of the Pledged Collateral (including any certificate or certificates evidencing the Equity Interests, if any, along with the partnership, membership or stock powers, as applicable, endorsed in blank, if any) as then may be held or controlled by Lender hereunder, and execute and deliver to Borrower such documents as Borrower may reasonably request to evidence such termination, including, without limitation, UCC termination statements or shall authorize Borrower to file UCC-3 termination statements or similar documents and agreements to terminate all of Lender’s rights under this Agreement and the other Mezzanine Loan Documents; provided that if Lender has misplaced or is otherwise unable to deliver the Pledged Collateral (including any certificate or certificates evidencing the Equity Interests, along with the membership powers endorsed in blank), Lender shall execute and deliver to Borrower a lost certificate affidavit and indemnity with respect to the Pledged Collateral reasonably acceptable to Borrower. Any Pledged Collateral released from the Lien of this Agreement, the Mezzanine Loan Agreement and the other Mezzanine Loan Documents pursuant to this Section 5 shall, effective upon such release, no longer be deemed “Pledged Collateral” for any purpose under this Agreement or the other Mezzanine Loan Documents. Lender agrees, at the request and sole cost and expense of Borrower, to notify Issuer and any other third party reasonably requested by Borrower of such termination; provided that, if Borrower shall arrange for repayment of the Obligations in their entirety by a third party, at Borrower’s request and at its sole cost and expense, Lender shall assign the Mezzanine Note, this Agreement and any other Mezzanine Loan Documents (to the extent requested by Borrower) to such third party, without recourse, representation or warranty except that Lender shall represent that it has not transferred, pledged, sold or hypothecated the Mezzanine Loan to any other Person.

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Section 6.          Liability. The trustees, officers, directors, employees and agents of Lender shall have no personal liability under this Agreement and any obligation of Lender under this Agreement to Borrower or Issuer shall be satisfied solely from the assets of Lender.

Section 7.          Rights of Lender.

(a)          Lender shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor be under any obligation to take any action whatsoever with regard thereto. Any part or all of the Pledged Collateral held by Lender may, without notice, but only during the continuance of an Event of Default and subject to the terms of the Mezzanine Loan Documents and all applicable laws, be transferred into the name of Lender or its nominee and Lender or its nominee may thereafter without notice, exercise all Voting Rights and other rights in respect of the Pledged Collateral, including the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options in respect of the Pledged Collateral, as if it were the absolute owner thereof, all without liability except to account for property actually received by Lender or its nominee and except for Lender’s gross negligence, bad faith and willful misconduct; provided, however, that Lender or its nominee shall have no duty to exercise any of the foregoing actions, or any liability for failure to do so or delay in so doing.

(b)          Lender shall not be liable for the consequence of any Voting Rights cast or given by Lender in accordance with this Agreement, except for any such liability resulting solely from Lender’s gross negligence, bad faith or willful misconduct.

(c)          Except as otherwise expressly set forth in this Agreement, and except to the extent caused by Lender’s gross negligence, bad faith or willful misconduct, Lender shall have no liability to Borrower with respect to the receipt and application by Lender of Distributions pursuant to the terms hereof, the holding by Lender of any Pledged Collateral pursuant to and in accordance with this Agreement and the other Mezzanine Loan Documents, or Lender’s taking, or failure to take, any action (including the obtaining of insurance) with respect to any Pledged Collateral.

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(d)          Borrower hereby authorizes Lender in its absolute discretion, prior to the termination of this Agreement pursuant to Section 5 hereof, (i) to file any and all financing and continuation statements in any jurisdiction or jurisdictions that Lender deems reasonably appropriate (including, without limitation, all initial financing statements and continuation statements), naming Borrower as debtor, with respect to any of the Pledged Collateral (including such as may be necessary to renew, extend and continue the perfection of the Security Interest of Lender) without consent of or authentication by Borrower and consents to a photocopy or other reproduction of this Agreement or of a financing statement being sufficient as a financing statement; and (ii) to file UCC financing statements indicating that the collateral covered by such financing statements is “all assets in which Borrower now or hereafter has rights.”

Section 8.          Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender, without demand of performance or other demand, advertisement or notice of any kind (except as specified below or required by law) to or upon Borrower or any other Person (all and each of which demands, advertisements and/or notices is hereby expressly waived to the extent permitted by applicable law), may, without obligation to resort to other security, and in addition to and not in limitation of any and all other remedies reserved to Lender hereunder or at law or in equity, forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at Lender’s offices or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may deem best with respect to its own interests, for cash or on credit or for future delivery without assumption of any credit risk, with the right of Lender upon any such sale or sales, public or private, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby expressly waived and released to the extent permitted by law. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to proceed against the Pledged Collateral of Borrower as it shall determine in its sole discretion. Lender shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold shall be retained by Lender until the sale price is paid by the purchaser or purchasers thereof, Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. To the extent permitted by law, Borrower hereby waives all rights of marshaling the Pledged Collateral and any other security at any time held by Lender and any right of valuation or appraisal. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorney’s fees and legal expenses, to the payment in whole or in part, of the Obligations together with interest thereon at the Default Rate under the Mezzanine Loan Agreement, and only after so applying such net proceeds and after the payment by Lender of any other amount required by any provision of law, including, without limitation, the UCC and any version of the Uniform Commercial Code in effect in any applicable jurisdiction, need Lender account for the surplus, if any, to Borrower. Borrower agrees that Lender need not give more than 10 Business Days notice of the time and place of any public sale or of the time and place if any private sale or other intended disposition is to take place and that such notice is commercially reasonable notification of such matters. No notification need be given to Borrower if it has, after default, signed a statement renouncing or modifying any right to notification of sale or other intended disposition. Lender’s rights and remedies hereunder are cumulative, at law or in equity, with any and all of Lender’s other rights in connection with the Mezzanine Loan, and Lender may exercise any of such rights or remedies in any order. In addition to the rights and remedies granted to it in this Agreement and any other instrument securing, evidencing or relating to any of the Obligations, Lender shall have all the rights and remedies of a secured party under the UCC, as if such rights and remedies were fully set forth herein, and any rights and remedies of a secured party under any version of the Uniform Commercial Code in effect in any applicable jurisdiction in which such rights or remedies are sought to be enforced.

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Section 9.          Right to Become Member, Shareholder or Partner. (a) In addition to the remedies set forth in Section 8 hereof, upon the occurrence and during the continuance of an Event of Default, Lender may, by delivering written notice to Issuer and Borrower, after having acquired the right, title and interest of Borrower’s Equity Interests, succeed, or designate one or more nominees(s) to succeed, to all right, title and interest of Borrower (including, without limitation, the right, if any, to vote on or take any action with respect to Issuer) as a member of Issuer relating to the Equity Interests acquired. Borrower hereby irrevocably authorizes and directs Issuer on receipt of any such notice (i) to deem and treat Lender or its nominee in all respects as a member (and not merely an assignee of a member, shareholder or partner, as applicable), of Issuer entitled to exercise all the rights, powers and privileges (including the right to vote on or take any action with respect to any and all membership matters pursuant to the Formation Agreement) to receive all Distributions, to be credited with the capital account and to have all other rights, powers and privileges appertaining to such membership, interests to which Borrower would have been entitled had Borrower’s membership interests not been transferred to Lender or such nominee, (ii) to execute amendments to the Formation Agreement admitting Lender or such nominee as a member, shareholder or partner, as applicable, in place of Borrower and (iii) to issue the membership certificate(s) in the name of Lender or its nominee, with respect to each of the Equity Interests represented by a certificate or certificates.

(b)          Notwithstanding anything to the contrary contained herein, upon acquisition of any portion of the Pledged Collateral by Lender or any other Person through foreclosure or assignment in lieu of foreclosure, Borrower shall not be required to make additional contributions or other payments to Issuer or have any other obligation to Issuer.

Section 10.         Representations, Warranties and Covenants of Borrower. Borrower hereby represents and warrants to and covenants and agrees with Lender with respect to itself and the Pledged Collateral that:

(a)          Borrower is, and at all times will maintain its existence as, a limited liability company organized solely under the laws of the State of Delaware, has all requisite power and authority to execute, deliver and perform this Agreement and the Formation Agreement and to consummate the transactions contemplated hereby.

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(b)          This Agreement has been duly authorized, executed and delivered by Borrower, is the legal, valid and binding obligation of Borrower, and is enforceable as to Borrower in accordance with its terms, subject, however, to bankruptcy, insolvency and other rights of creditors generally and to general principles of equity.

(c)          The execution, delivery, observance and performance by Borrower of this Agreement and the transactions contemplated hereby will not result in any violation of the Formation Agreement or, to Borrower’s knowledge, of any constitutional provision, law, statute, ordinance, rule or regulation applicable to it; or of any judgment, decree or order applicable to it and will not conflict with, or cause a breach of, or default under, any such term or, except for the liens created or contemplated hereby, result in the creation of any mortgage lien, pledge, charge or encumbrance upon any of its properties or assets pursuant to any such term.

(d)          It is not necessary for Borrower to obtain or make any (i) governmental consent, approval or authorization, registration or filing from or with any governmental authorities or (ii) consent, approval, waiver or notification of partners, creditors, lessors or other nongovernmental persons, in each case, in connection with the execution and delivery of this Agreement or the consummation of the transactions herein presently contemplated which has not been filed or obtained.

(e)          Borrower is as of the date hereof (i) the sole economic, managing and voting member of Issuer, (ii) the owner of 100% of the membership interests in Issuer and (iii) the sole owner of all direct beneficial interests in the Pledged Collateral. Borrower owns the Pledged Collateral, and the Pledged Collateral is and shall remain, free and clear of any lien, mortgage, encumbrance, charge, pledge, security interest, or claim of any kind (including, without limitation, any unconditional sale or other title retention agreement) other than as created by this Agreement or as permitted by the Mezzanine Loan Agreement.

(f)          The Equity Interests are, and Borrower covenants and agrees that it will ensure at all times that such Equity Interests remain, “securities” within the meaning of the UCC and, in particular, with respect to the Equity Interests that are represented by a certificate or certificates, are “certificated securities” within the meaning of Section 8-102(a)(4) of the UCC, and Borrower has taken all steps necessary to afford Lender “control” of such Equity Interests within the meaning of the UCC.

(g)          Borrower covenants and agrees to defend, at its sole cost and expense, Lender’s right and title to Lender’s Security Interest in and to the Pledged Collateral and the proceeds thereof, created pursuant hereto, against the claims and demands of all Persons whomsoever, subject to the Mezzanine Loan Permitted Encumbrances.

(h)          The Equity Interests have been duly authorized and validly issued and are fully paid and nonassessable.

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(i)          The Equity Interests constitute 100% of the interests in capital, profits, distribution, management and voting rights in Issuer.

(j)          Upon Lender obtaining and maintaining possession of the certificates identified on Schedule 1 and the filing of a UCC financing statement adequately describing the Pledged Collateral in the office of the Secretary of State of the State of Delaware, all steps necessary to create and perfect the security interest created by this Agreement as a valid and continuing first priority lien on, and first priority perfected (subject to possession of the certificates and filing of the financing statements referenced above) security interest in, the Pledged Collateral, in favor of Lender, prior to all other liens, security interests and other claims of any sort whatsoever other than the Mezzanine Loan Permitted Encumbrances, have been taken. Borrower has not granted a security interest in the Pledged Collateral to any other party which has not been terminated or released, and the security interest granted pursuant to this Agreement in the Pledged Collateral constitutes a valid first priority security interest in the Pledged Collateral, enforceable as such against all creditors of, and purchasers from, Borrower, subject to the Mezzanine Loan Permitted Encumbrances.

(k)          Borrower has not changed its name, or used, adopted or discontinued the use of any trade name, fictitious name or other trade name or trade style.

(l)          Borrower will not change its name in any manner which could make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-507(c) of the UCC (or any other then-applicable provision of the UCC) unless Borrower shall have given Lender at least thirty days’ prior notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change, if it is impossible to take such action in advance) reasonably necessary or reasonably requested by Lender to amend the financing statement or continuation statement provided pursuant to the terms of this Agreement so that they are not seriously misleading.

(m)          Borrower shall perform all of its material obligations under the Formation Agreement and shall not amend the Formation Agreement in contravention of the Mezzanine Loan Agreement or in any manner that would reduce or impede Lender’s rights or remedies hereunder.

Section 11.         Certain Covenants.

(a)          No Disposition. Borrower agrees that, except to the extent permitted under the Mezzanine Loan Agreement, it will not directly or indirectly sell, assign, transfer, exchange, encumber or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, nor will it create, except to the extent permitted under the Mezzanine Loan Agreement, incur or permit to exist any security interest with respect to any of the Pledged Collateral or any proceeds thereof, except for the Security Interest provided for by this Agreement.

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(b)          Delivery of Certificates and Instruments. Any and all certificates or instruments at any time representing or evidencing any Pledged Collateral shall be immediately delivered to and held by or on behalf of Lender pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment, duly executed in blank, all in form and substance reasonably satisfactory to Lender. Lender shall have the right, at any time, after the occurrence and during the continuance of an Event of Default, but subject to the terms of the Mezzanine Loan Documents and all applicable law, to transfer to or to register in the name of Lender or its nominee any Pledged Collateral. In addition, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(c)          Other Units. Borrower has not and shall not permit the issuance of any units of membership interests or stock, as applicable, or other securities in addition to or in substitution for the Equity Interests.

Section 12.         Other Partners, Shareholders and/or Members Shall Join. Every member, hereinafter admitted to Issuer as a successor or additional member, shareholder or partner (to the extent permitted under the Mezzanine Loan Documents) shall at Lender’s request and as a condition thereto, join in this Agreement and agree to be bound by the terms and provisions hereof, pursuant to a written joinder and assumption agreement in form and substance reasonably satisfactory to Lender, and execute and deliver appropriate forms of assignment and other appropriate instruments indicating the Security Interest of Lender in the member’s Pledged Collateral. The failure of any new member to execute and deliver the same prior to or contemporaneously with its admission as a member in Issuer, if such failure shall continue for 10 Business Days after request by Lender, shall constitute an Event of Default hereunder and under the terms and provisions of the Mezzanine Loan Documents.

Section 13.         Foreclosure Sales of Securities.

(a)          No Obligation to Register. In exercising its remedies hereunder, Lender may be unable to sell Equity Interests publicly without registering them under the Securities Laws, which would likely be an expensive and time-consuming undertaking and, in fact, one which might be impossible to accomplish even if Lender were willing to invest the necessary time and money. Even though Lender may be able to register Equity Interests under the Securities Laws, it may nonetheless regard such registration as too expensive or too time-consuming (such determination to be made in Lender’s sole discretion). If Lender sells Equity Interests without registration, Lender may be required to sell them only in private sales to a restricted group of offerees and purchasers who fulfill certain suitability standards and who will be obliged to agree, among other things, to acquire the Equity Interests for their own account for investment and not with a view to distributing or reselling them. Borrower acknowledges that such a private sale may result in less favorable prices and other terms than a public sale. Borrower agrees that a private sale, even under these restrictive conditions, will not be considered commercially unreasonable by Borrower solely by virtue of the fact that Lender has not registered or sought to register the Equity Interests under the Securities Laws, even if Borrower or Issuer agrees to pay all costs of the registration process.

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(b)          Right of Lender to Purchase at No-Action Public Sale. Section 9-610 of the UCC states that Lender is able to purchase the Equity Interests only if they are sold at a public sale. Lender has stated that SEC staff personnel have, over a period of years, issued various No-Action Letters that describe procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Part 6 of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act. Lender has advised Borrower that Lender may wish to purchase the Equity Interests that are sold at a foreclosure sale, and that such purchases would be appropriate in circumstances in which the Equity Interests are sold in conformity with the principles set forth in the No-Action Letters. Lender has further advised that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale for purposes of Section 9-610 of the UCC; (ii) will not be considered commercially unreasonable solely by virtue of the fact that Lender has not registered or sought to register the Equity Interests under the Securities Laws, even if Borrower agrees or Issuer agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable even if Lender purchases Equity Interests at such a sale.

(c)          Intentionally Omitted.

(d)          General Standards Applicable to Foreclosure Sales. Borrower agrees that Lender shall have no general duty or obligation to make any effort to obtain or pay any particular price for any Equity Interests sold by Lender pursuant to this Agreement (including sales made to Lender). Lender may, in its discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Borrower hereby agrees that any sale or other disposition of the Pledged Collateral conducted in accordance with the laws of the State of New York, in the State of New York and in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city and state where Lender is located in disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable, and Borrower acknowledges and agrees that it is not commercially unreasonable for Lender to the extent permitted by applicable law (a) to fail to incur expenses reasonably deemed significant by Lender to prepare the Pledged Collateral for disposition, (b) to advertise dispositions of the Pledged Collateral through publications or media of general circulation for no more than twenty (20) days prior to such disposition and to permit access to due diligence materials for no more than five (5) days prior to such disposition, (c) to conduct the sale in New York City on a Business Day, (d) to contact other persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Pledged Collateral, (e) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Pledged Collateral is of a specialized nature, (f) to dispose of Pledged Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (g) to disclaim disposition warranties, (h) to the extent deemed appropriate by Lender, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Pledged Collateral, (i) to require potential purchasers to pay all outstanding Obligations as a condition precedent to purchasing the Pledged Collateral, (j) to the extent permitted by applicable laws and this Agreement, to sell all or any part of the Pledged Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution, (k) subject to applicable law, to solicit offers to buy the Pledged Collateral or any part thereof for cash from a limited number of investors reasonably believed by Lender to be institutional investors or other accredited investors who might be interested in purchasing the Pledged Collateral and to accept an offer from such an investor, (l) to not sell the Pledged Collateral regardless of notice of sale being given or to adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, or, without further notice, to have the sale at the time and place to which it was so adjourned, and (m) to not obtain the maximum possible price for the Pledged Collateral for any reason including but not limited to the absence of a public offering under the Securities Act of 1933 as now in effect or as hereinafter amended or any similar state statute hereafter adopted with similar purpose. Borrower acknowledges that the purpose of this Section 13(d) is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Pledged Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 13(d). Without limitation upon the foregoing, nothing contained in this Section 13(d) shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement, the Mezzanine Loan Documents or by applicable law in the absence of this Section 13(d). This Section 13(d) shall survive until the termination of the Mezzanine Loan Documents and the payment and performance in full of the Obligations. Borrower specifically agrees that a foreclosure sale conducted in conformity with this Section 13 and the other provisions of this Agreement will be considered commercially reasonable.

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(e)          Intentionally Omitted.

(f)          Equitable Remedy. Borrower agrees that a breach of any of the covenants contained in this Section 13 shall cause irreparable injury to Lender, and that Lender will have no adequate remedy at law in respect of such breach. As a consequence, Borrower agrees that each and every covenant contained in this Section 13 shall be specifically enforceable against Borrower.

Section 14.         Reimbursement of Lender.

(a)          Borrower shall indemnify, reimburse, defend and hold harmless Lender and its officers, directors, employees and agents (collectively, the “Indemnified Parties”) for, from and against any and all liabilities, obligations, losses, damages (but not special, punitive or consequential damages), penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, actual third party costs, expenses (including reasonable attorneys’ fees and legal expenses whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the enforcement of this Agreement by Lender to the extent resulting, directly or indirectly, from any claim made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person other than the Indemnified Parties; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence, bad faith or willful misconduct. The provisions of, and undertakings and indemnification set forth in, this Section 14 shall survive the satisfaction and payment in full of the Obligations and termination of this Agreement. Any amounts which may become payable by Borrower pursuant to the foregoing indemnity shall be added to Borrower’s obligations hereunder and to the Obligations.

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(b)          Borrower hereby covenants and agrees to reimburse Lender promptly upon receipt of written notice from Lender for all reasonable costs and expenses payable to third parties incurred by Lender in connection with (A) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting this Agreement (except to the extent resulting from Lender’s gross negligence, bad faith or willful misconduct), and (B) enforcing any obligations of or collecting any payments due from Borrower under this Agreement.

Section 15.         No Waiver of Rights by Lender. Subject to Section 17(l) hereof, nothing herein shall be deemed (a) to be a waiver of any right which Lender may have under the Bankruptcy Code or the bankruptcy laws of any state to file a claim for the then outstanding amount of the Mezzanine Loan or to require that all of the Pledged Collateral shall continue to secure all of the Obligations; (b) to impair the validity of the Mezzanine Loan, the Mezzanine Loan Agreement, the Mezzanine Note or the other Mezzanine Loan Documents; or (c) to impair the right of Lender to commence an action to foreclose any lien or security interest in connection with the exercise of its remedies hereunder. Subject to Section 17(l) hereof, nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 111l(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the indebtedness of the Mezzanine Loan and other amounts due under this Agreement, the Mezzanine Loan Agreement, the Mezzanine Note, or the other Mezzanine Loan Documents or to require that all of the Pledged Collateral shall continue to secure the Obligations.

Section 16.         Irrevocable Proxy. Solely with respect to Article 8 Matters, Borrower hereby irrevocably grants and appoints Lender, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Borrower’s true and lawful proxy, for and in Borrower’s name, place and stead to vote the Equity Interests, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 16 shall include the right to sign Borrower’s name (as a member) to any consent, certificate or other document relating to an Article 8 Matter and the Equity Interests that applicable law may permit or require, to cause the Equity Interest to be voted in accordance with the preceding sentence. Borrower hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Equity Interests that Borrower may have granted or appointed that are still in effect. Other than as required herein for the benefit of Lender, Borrower will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Equity Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. The proxies and powers granted by the Borrower pursuant to this Agreement are coupled with an interest and are given to secure the performance of the Borrower’s obligations.

Section 17.         Miscellaneous.

(a)          Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, provided that Borrower may not assign its obligations hereunder except as may be provided in, and in accordance with, the Mezzanine Loan Agreement. All covenants and promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and permitted assigns.

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(b)          Governing Law.

(1)         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(2)         ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. EACH OF BORROWER AND LENDER HEREBY (I) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (II) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)          Modification, Waiver in Writing. This Agreement may not be amended or waived, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, waiver, consent or approval is in writing signed by Lender and Borrower.

(d)          Notices. The provisions of Section 9.4 of the Mezzanine Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

(e)          Trial by Jury. The provisions of Section 9.5 of the Mezzanine Loan Agreement (as it relates to the waiver of jury trial by Borrower and Lender) are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

(f)          Principles of Construction. The provisions of the paragraph entitled “Rules of Construction” in the Definitions section of the Mezzanine Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

(g)          Severability. The provisions of Section 9.8 of the Mezzanine Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

(h)          Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder shall be made irrespective of, and without any deduction for, any setoffs or counterclaims. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Agreement or the Obligations.

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(i)          No Joint Venture. The provisions of Section 9.12 of the Mezzanine Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

(j)          Counterparts. The provisions of Section 9.15 of the Mezzanine Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

(k)          No Third-Party Beneficiaries. This Agreement is solely for the benefit of Lender and Borrower, and nothing contained in this Agreement shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.

(l)          Limitation on Liability of Borrower; Exculpation. The provisions of Section 9.19 of the Mezzanine Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

(m)          Right of Set-Off. The provisions of Section 9.20 of the Mezzanine Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

(n)          Servicer; Agent. The provisions of Section 9.22 of the Mezzanine Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

(o)          Prior Agreements. The provisions of Section 9.26 of the Mezzanine Loan Agreement are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

(p)          Further Assurances. Borrower shall from time to time, at its expense, promptly execute and deliver (and/or cause to be executed and delivered) all further instruments and agreements, and take all further actions, that may be reasonably necessary or appropriate, or that Lender may reasonably request, in order to perfect any assignment, pledge or security interest granted or purported to be granted hereby.

[Signature appears on the following page]

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IN WITNESS WHEREOF, Borrower has executed and delivered this Pledge and Security Agreement as of the date first above written.

BORROWER:

ARC NY1440BWY1 MEZZ, LLC, a Delaware limited liability company

By:	New York Recovery Operating Partnership, L.P., its sole member

By:	New York REIT, Inc., its general partner

By:	/s/ Michael Ead
Name: Michael Ead
Title: Authorized Signatory

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Schedule 1

LIST OF EQUITY INTERESTS

Issuer	Class of Interest	Certificate No.	Percentage of Class Represented by Equity Interest

ARC NY1440BWY1, LLC	limited liability company interest	[001]	100%

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Exhibit A

CONSENT OF ISSUER

CONSENT (“Consent”), dated as of September 30, 2015, made by ARC NY1440BWY1, LLC, a Delaware limited liability company (“Issuer”).

Reference is made to that certain Pledge and Security Agreement (the “Pledge Agreement”) of even date herewith made by ARC NY1440BWY1 MEZZ, LLC, a Delaware limited liability company (“Borrower”), in favor of PARAMOUNT GROUP FUND VIII 1440 BROADWAY MEZZ LP, a Delaware limited partnership (together with its successors and permitted assigns, the “Lender”), as pledgee. Issuer hereby acknowledges the receipt of a copy of the Pledge Agreement and understands that Borrower is bound thereby. For the purposes of this Consent, all capitalized terms not herein defined shall have the respective meanings ascribed thereto in the Pledge Agreement.

Issuer hereby consents to the Pledge Agreement and agrees that during the continuation of an Event of Default, Issuer will pay any and all Distributions in respect of the Pledged Collateral directly to Lender subject to and to the extent provided in, the terms and provisions of Section 3 of the Pledge Agreement. During the continuance of an Event of Default, until the Obligations are paid in full, Issuer agrees, subject to the terms of the Pledge Agreement and the Mezzanine Loan Documents, to (i) to the extent provided in the Pledge Agreement, comply with the instructions of Lender in connection with the exercise of Lender’s rights and remedies as set forth in the Pledge Agreement, without any further consent from Borrower or any other Person in respect of the Pledged Collateral, and (ii) to disregard any request made by Borrower or any other person which contravenes such instructions of Lender in respect of the Pledged Collateral.

Issuer represents and warrants to Lender that, as of the date hereof, (i) Borrower is the registered owner of 100% of the limited liability company membership interests of, and possesses 100% of the economic, management and voting rights in, Issuer; (ii) Issuer has no knowledge of any Lien or other security interest in the Pledged Collateral (other than Lender’s) that has not been terminated on or prior to the date hereof; and (iii) the registered pledgee of the Pledged Collateral on the books of Issuer is Paramount Group Fund VIII 1440 Broadway Mezz LP, as secured party under the Mezzanine Loan, and there is no other pledge currently registered on the books and records of Issuer with respect to the Pledged Collateral.

This Consent shall be governed by the laws of the State of New York. All notices required to be given hereunder shall be delivered as set forth in the Pledge Agreement.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, Issuer has executed this Consent as of the date first set forth above.

ISSUER:

ARC NY1440BWY1 MEZZ, LLC, a Delaware limited liability company

By:	New York Recovery Operating Partnership, L.P., its sole member

By: New York REIT, Inc., its general partner

By:	/s/ Michael Ead
Name: Michael Ead
Title: Authorized Signatory

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